Exhibit 4.2.25.5

                               AMENDMENT NO. 3
                                  TO THE
                      STANDBY BOND PURCHASE AGREEMENT


          AMENDMENT NO. 3, DATED NOVEMBER 5, 1999 ("AMENDMENT NO. 3"), to the Standby Bond Purchase Agreement, dated January 23, 1997, as amended by Amendment No. 1, dated January 21, 1998, and Amendment No. 2, dated December 9, 1998 (the "ORIGINAL AGREEMENT"), among THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized and existing and qualified to do business as a public utility in the State of Connecticut (the "COMPANY"), SOCIETE GENERALE, a banking corporation organized under the laws of France, acting though its New York Branch (the "BANK"), and STATE STREET BANK AND TRUST COMPANY, a national banking association, as successor trustee under the Indenture referred to below (including any successor trustee, the "TRUSTEE").

                           W I T N E S S E T H:

          WHEREAS, the liquidity facility (the "LIQUIDITY FACILITY") provided by the Bank pursuant to the Original Agreement is scheduled to expire on December 7, 1999;

          WHEREAS, the Company has requested that the Bank extend the Stated Expiration Date for an additional period, to expire 364 days from the date hereof, on November 3, 2000 (the "Third Extension"), and the Bank has agreed to do so on the terms and conditions contained herein and, to the extent applicable and not superseded by this Amendment No. 3, according to the terms and conditions of the Original Agreement;

          WHEREAS, certain conditions precedent to the effectiveness of this Amendment No. 3 have been or will be fulfilled to the satisfaction of the Bank and its counsel as of the date of this Amendment No. 3;

          NOW, THEREFORE, in consideration of the premises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used herein shall have the same respective meanings as in the Original Agreement. From and after the date of this Amendment No. 3, the term "Agreement" shall be deemed to mean the Original Agreement as amended by this Amendment No. 3. References in the Original Agreement to "this Agreement" and the words "hereof", "herein", "hereto" and the like shall refer to the Original Agreement, Amendment No. 1, Amendment No. 2 and the Original Agreement as amended by this Amendment No. 3; PROVIDED, that, except as provided in Section 3 of this Amendment No. 3, the words "the date of this Agreement" and "the date hereof" shall continue to refer to the date of the Original Agreement.





251933.3


                                 -6-
          2. AMENDMENTS TO THE ORIGINAL AGREEMENT. Effective upon fulfillment of the conditions specified in Section 4 hereof, the Original Agreement is hereby amended as follows:

          A. The Stated Expiration Date is hereby extended for an additional period, to expire 364 days from the date hereof, on November 3, 2000, and the definition of "Stated Expiration Date" contained in Section
1.1 of the Original Agreement is amended to read in its entirety as follows:

          "Stated Expiration Date" means the later of (i) November 3, 2000, or if such day is not a Business Day, the next preceding Business Day, and (ii) the last day of any extension of such date pursuant to Section 2.6 or, if such day is not a Business Day, the next preceding Business Day.

          B.   The definition of "Bank Purchase Period" contained in
Section 1.1 of the Original Agreement is amended to read in its entirety as follows:

          "BANK PURCHASE PERIOD" means the period from the date of this Amendment No. 3 to and including the earliest of (a) the Stated Expiration Date then in effect, (b) the close of business on the fifth Business Day following the Conversion Date on which all of the Bonds shall have been converted to a Fixed Rate or a Multiannual Rate (provided, however, that if less than all of the Bonds shall have been converted to a Fixed Rate or Multiannual Rate, the Bank's Available Commitment shall extend only to those Bonds not bearing interest at the Fixed Rate or the Multiannual Rate), (c) the fifth Business Day following the mandatory tender for purchase in connection with a Substitution Date, or (d) the Purchase Termination Date.

          C.   The definition of "Applicable Margin" contained in Section
1.1 of the Original Agreement is amended to read in its entirety as follows:

          "APPLICABLE MARGIN" means, for any day, the percentage set forth below in the column below such term and in the row corresponding to the "Level" status in existence on such day:


                          APPLICABLE  MARGIN

     Level 1                   0.45%

     Level 2                   0.50%

     Level 3                   0.55%

     Level 4                   0.78%

     Level 5                   1.05%

     Level 6                   1.37%




          3. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants that all of the representations and warranties contained in Article 5 of the Original Agreement are true and correct, including any statements made regarding the Related Documents as they may have been or will be amended, supplemented or otherwise modified in connection with this Third Extension, as of the date hereof (except that (i) the dates contained in Section 5.5 shall be deemed to refer to the end of the Company's most recently completed fiscal year and most recently completed fiscal quarter, respectively, (ii) the references in Section 5.5 to the Company's Annual Report, Quarterly Report and Current Reports shall be deemed to refer to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1999 and the Company's Current Reports on Form 8-K dated January 28, 1999, April 27, 1999, July 6, 1999, September 14, 1999 and October 29, 1999, and (iii) "prior to the date hereof" in
Section 5.6 shall be deemed to refer to on or prior to the date of this Amendment No. 3). The Company further represents and warrants that no Event of Default or Event of Termination has occurred or is occurring, and that no event has occurred which, with notice or the lapse of time or both, would become an Event of Default or Event of Termination, as the case may be.

          4. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT NO. 3. The Bank's obligation to enter into and perform its obligations under this Amendment No. 3 is subject to the fulfillment, to the satisfaction of the Bank and its counsel, of each of the following conditions as of the date of this Amendment No. 3:

          (a)  THE ACT;  THE RESOLUTION.  Neither the Act nor the
Resolution shall have been revoked or rescinded, or modified or amended in any material respect adverse to the interests of the Bank or the holders of the Bonds.

          (b) RECEIPT OF DOCUMENTS. The Bank shall have received an executed copy of this Amendment No. 3 as well as any other documents and instruments as the Bank shall reasonably request.

          (c) CERTIFICATE. The Bank shall have received a certificate from the Company, dated the date of this Agreement and duly executed by an Authorized Officer, stating that on and as of the date thereof, except as otherwise disclosed to the Bank as of the date of this Amendment No. 3:

               (i) the Company has obtained all consents, permits, licenses and approvals of, has made all registrations and declarations with, and has taken all other actions with respect to, governmental authorities required under law to be obtained, made or taken by the Company, to maintain the Bonds and to execute, deliver and perform this Amendment No. 3;

               (ii) that the Insurance Policy is currently effective and provides for (i) the payment of interest on the Bank Bonds at the Bank Rate and (ii) amortization of the Bank Bonds in equal semi-annual installments during the Amortization Period.

               (iii) to the best knowledge of the Authorized Officer executing the certificate, no Event of Default or event which, with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred or would occur after giving effect to the issuance of the Bonds or this Amendment No. 3 or the Original Agreement as amended by this Amendment No. 3.

               (iv) all representations and warranties of the Company set forth in the Original Agreement and the Related Documents to which the Company is a party are true and correct in all material respects, except to the extent that any such representation or warranty relates solely to a prior date;

               (v) the Company is not in default of its obligations under this Amendment No. 3 or the Original Agreement or any of the Related Documents to which it is a party;

               (vi) except for any pending or threatened action, suit, investigation or proceeding disclosed in the Reoffering Circular or otherwise disclosed to the Bank in writing on or prior to the date hereof (as to which certification is not being made), there is no action, suit, investigation or proceeding pending or, to the best knowledge of the Authorized Officer executing the certificate, threatened (A) in connection with the Bonds, the replacement of the Letter of Credit, the Original Agreement, this Amendment No. 3 or any of the other transactions contemplated by this Amendment No. 3 or the Related Documents, or (B) against or affecting the Company, the result of which is reasonably likely to have a materially adverse effect on the business, financial condition or operations of the Company or the ability of the Company to perform or observe any of its duties, liabilities or obligations under this Amendment No. 3 or any of the Related Documents.

          (d) PROCEEDINGS AND CERTIFICATIONS. The Bank shall have received a copy, certified by an Authorized Officer, of all proceedings taken by the Company authorizing the transactions hereunder and contemplated hereby, including, without limitation, the execution and delivery of this Amendment No. 3 and all other documents and agreements contemplated hereby, together with such other certifications as to matters of fact as shall reasonably be requested by the Bank or its counsel.

          (e) INCUMBENCY CERTIFICATE. The Bank shall have received a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officials of the Company authorized to sign this Amendment No. 3 and the other documents to be delivered by the Company hereunder, and shall also cover such other matters incident to the transactions contemplated by this Agreement as the Bank or its counsel may request.
          (f) OPINION OF COMPANY COUNSEL. The Bank shall have received an opinion addressed to it of in-house counsel of the Company, dated the closing date on which the extension of the Liquidity Facility provided by this Amendment No. 3 shall have become effective, in form and substance satisfactory to the Bank and its counsel.

          (g) OTHER DOCUMENTS, ETC. The Bank shall have received such other documents, certificates, and opinions as the Bank or its counsel may reasonably request, including, without limitation, organizational documents of the Authority, the Company, and the Bond Insurer, and all matters relating to this Amendment No. 3 and the Bonds shall be satisfactory to the Bank.

          5.   FEES AND EXPENSES.

          (a) EXPENSES RELATING TO AMENDMENT NO. 3. The Company hereby agrees to pay all reasonable costs and expenses of the Bank (including, without limitation, reasonable attorneys' fees and disbursements, but excluding overhead and other internal costs of the Bank) in connection with the negotiation, preparation, review, execution and delivery of this Amendment No. 3. The Company hereby also agrees to pay on demand all costs and expenses paid or incurred by the Bank, if any, in connection with the enforcement of this Amendment No. 3 and in connection the amendment or enforcement of any Related Documents, and the protection of the rights of the Bank hereunder and thereunder (including reasonable counsel fees and disbursements but excluding overhead and other internal costs of the Bank).

          (b) AMENDMENT AND EXTENSION FEE. The Company hereby also agrees to pay a one time amendment and extension fee (the "Amendment and Extension Fee"), calculated at 7.5 basis points on the total Liquidity Facility amount of sixty-two million nine hundred eighteen thousand dollars ($62,918,000) for a total Amendment and Extension Fee of forty-seven thousand one hundred eighty-eight dollars and fifty cents ($47,188.50).

          6. CONTINUED EFFECTIVENESS. This Amendment No. 3 is to be narrowly construed. Except as expressly amended by this Amendment No. 3, all terms and provisions of the Original Agreement are and shall continue in full force and effect. Any references to the Original Agreement in any of the Related Documents shall hereafter be deemed to refer to the Original Agreement, as amended by this Amendment No. 3.

          7. GOVERNING LAW. This Amendment No. 3 shall be governed by, and construed in accordance with, the laws of the State of New York.

9. COUNTERPARTS. This Amendment No. 3 may be executed by the parties hereto in any number of counterparts.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their respective officers thereunto authorized as of the date first written above.

                              THE CONNECTICUT LIGHT AND POWER
                                   COMPANY



                              By:_______________________________________
                                    Name:
                                    Title:
Payment Instructions:
Societe Generale              SOCIETE GENERALE,
New York                      New York Branch
ABA No. 026004226
Re:  The Connecticut Light and
      Power Company
Acct. No. 902 5855

                              By:_______________________________________
                                    Name:
                                    Title:


                              STATE STREET BANK AND TRUST COMPANY, as
                              Trustee



                              By:____________________________________
                                    Name:
                                    Title: